

                                                                    Exhibit 21

                           SUBSIDIARIES OF THE COMPANY

                                                          State or Jurisdiction
                  Subsidiaries                               of Incorporation
--------------------------------------------------      ---------------------------
After The Fall Products, Inc.                           Ohio
J. M. Smucker (Pennsylvania), Inc.                      Pennsylvania
The Dickinson Family, Inc.                              Ohio
Henry Jones Foods Pty. Ltd.                             Victoria, Australia
Juice Creations Co.                                     Ohio
Knudsen & Sons, Inc.                                    Ohio
Smucker Quality Beverages, Inc.                         California
Mary Ellen's, Incorporated                              Ohio
Smucker Holdings, Inc.                                  Ohio
Santa Cruz Natural Incorporated                         California
Smucker Australia, Inc.                                 Ohio
J. M. Smucker (Canada) Inc.                             Ontario, Canada
Smucker International, Ltd.                             U.S. Virgin Islands
Smucker Latin America, Inc.                             Ohio
J. M. Smucker de Mexico, S.A. de C.V.                   Mexico (domesticated
                                                          in Delaware)
JMS Specialty Foods, Inc.                               Wisconsin
Smucker Hong Kong Limited                               Hong Kong
Smucker U.K., Inc.                                      Ohio
Alternative Attitudes, Inc.                             Ohio

